Exhibit 10.7

                                    AGREEMENT

      THIS AGREEMENT (hereinafter, the "Agreement") is effective as of October 1, 2002 by and between President and Fellows of Harvard College, a Massachusetts Charitable Corporation, with a principal place of business at Massachusetts Hall, Cambridge, Massachusetts, 02138 (hereinafter "Harvard"), Vizacom Inc., a Delaware corporation having its principal place of business at 3512 Veterans Memorial Highway, Bohemia, New York 11716 (hereinafter "Vizacom") and Software Publishing Corporation ("SPC"), a Delaware corporation with its principal place of business at the same aforementioned address as Vizacom;

      WHEREAS, SPC is a wholly-owned subsidiary of Vizacom;

      WHEREAS, SPC has adopted, owns and is using certain HARVARD-formative trademarks on or in connection with certain computer software programs (hereinafter, the "Marks"), including, but not limited to, those marks identified in Schedule A annexed hereto as Exhibit A;

      WHEREAS, SPC is the owner of trademark registrations for some of the Marks, all of which are identified in Schedule B annexed hereto as Exhibit B (hereinafter, the "Registrations");

      WHEREAS, Harvard and SPC are parties to a Consent Agreement effective June 29, 1989, a true and correct copy of which is annexed hereto as Exhibit C (hereinafter, the "1989 Consent Agreement");

      WHEREAS, Harvard and SPC are desirous of terminating the 1989 Consent Agreement in its entirety and the parties' rights and liabilities thereunder;

      WHEREAS, SPC and Serif (Europe) Limited, an English company, are parties to a Software License Agreement, a true and correct copy of which is annexed hereto as Exhibit D (hereinafter, the "2001 Software License Agreement");

      WHEREAS, in an Agreement effective October 1, 2002, a true and correct copy of which is annexed hereto as Exhibit E, Serif Holdings Limited, Serif (Europe) Limited and Serif Inc. (hereinafter referred to collectively as "Serif") assigned all of their right, title and interest in and to any and all HARVARD-formative marks to SPC (hereinafter, the "Serif-SPC Assignment");

      WHEREAS, Harvard is desirous of acquiring all of the right, title and interest in and to the Marks and Registrations from SPC and Vizacom;

      WHEREAS, SPC and Vizacom are desirous of assigning all of their right, title and interest in and to the Marks and Registrations to Harvard;

      NOW THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Harvard, SPC and Vizacom agree as follows:

A.    TERMINATION OF 1989 CONSENT AGREEMENT

      1. Harvard and SPC hereby agree that the 1989 Consent Agreement, and the parties' rights and obligations thereunder, are terminated.

B.    ASSIGNMENT

      2.

      a. ASSIGNMENT OF RIGHTS: SPC and Vizacom hereby irrevocably sell, grant, convey, assign, transfer and set over to Harvard all of their worldwide right, title, and interest in and to the Marks and the Registrations, including, but not limited to, the

HARVARD-formative marks assigned to SPC in the Serif-SPC Assignment, and any other marks, applications for trademark or service mark registration or trademark or service mark registrations, or domain name registrations, comprising, in whole or in part, the HARVARD mark, or any confusingly similar mark, together with any and all goodwill of the business symbolized by the Marks and Registrations, and the right to sue and recover for past and future infringement of the Marks (hereinafter, the "Assignment");

      b. Except as provided in paragraph 9 herein, Vizacom and SPC agree never to use, apply to register or register any mark comprising, in whole or in part, the HARVARD mark or any confusingly similar mark.

      3. RECORDAL OF ASSIGNMENT: Vizacom and SPC agree that they will undertake to record this Assignment as to all Registrations and to take any other steps reasonably necessary to transfer ownership of the Registrations to Harvard. Vizacom and SPC agree that they shall bear all expenses in connection with the assignment of the Registrations to Harvard.

      4. COOPERATION: Vizacom and SPC agree to forward file-stamped copies of documents submitted by SPC in the various Trademark Offices throughout the world or other reasonable proof of filing to effectuate assignment of the Registrations to Harvard within thirty (30) days of the effective date of this Agreement. SPC and Vizacom agree to execute such additional documents as Harvard reasonably deems necessary to enable Harvard to transfer ownership of the Registrations to Harvard. SPC and Vizacom also agree to execute and/or provide such additional documents as Harvard deems reasonably necessary to establish Harvard's rights in the Marks and Registrations, including, but not limited to, such documents to establish the dates of first use for the Marks by Harvard through SPC and/or

Vizacom. Harvard agrees to execute such additional documents as SPC and Vizacom reasonably deem necessary to enable SPC to transfer ownership of the Registrations in any country throughout the world to Harvard.

      5. COMPENSATION: In full consideration of the transfer of rights to Harvard herein, Harvard agrees to pay four hundred and twenty thousand United States dollars (US $420,000.00) as follows:

            a. Harvard agrees to pay one hundred and seventy thousand United States dollars (US $170,000.00) to Vizacom within fourteen (14) days of the effective date of this Agreement. Such payment shall be in the form of a certified check and shall be delivered to Vizacom via Federal Express overnight delivery.

            b. Harvard agrees to pay two hundred and fifty thousand United States dollars (US $250,000.00) to Vizacom within fourteen (14) days of receiving file-stamped copies of documents submitted by SPC in the various Trademark Offices throughout the world (or other reasonable proof of filing) to effectuate assignment of the Registrations to Harvard. Such payment shall be in the form of a certified check and shall be delivered to Vizacom via Federal Express overnight delivery.

C.    TERMINATION OF 2001 SOFTWARE LICENSE AGREEMENT

      6. Contemporaneous with the execution of this Agreement, SPC shall exercise its right to terminate the 2001 Software License Agreement in its entirety.

D.    AUTHORIZATION TO USE

      7. In a separate document to be executed concurrently herewith, Harvard is licensing to Serif the right to use certain HARVARD-formative marks in connection with certain presentation, charting and clipart collection software (the "Harvard-Serif License," an executed copy of which is annexed hereto as Exhibit F).

      8. In a separate document to be executed concurrently herewith, Serif is contracting with SPC, whereby SPC is granting Serif the right to manufacture the software products referenced in paragraph 6 above (the "SPC-Serif Software License Agreement," an executed copy of which is annexed hereto as Exhibit G).

      9. Harvard hereby expressly authorizes SPC to use the following HARVARD-formative marks only within the software products (i.e., embedded in code which causes the mark(s) to appear on the user's computer screen) identified in, and solely for the purpose of fulfilling its obligations under, the SPC-Serif Software License Agreement:

                      HARVARD GRAPHICS
                      HARVARD CHARTXL
                      HARVARD F/X
                      HARVARD SPOTLIGHT
                      HARVARD MONTAGE
                      HARVARD MONTAGE LIGHT
                      HARVARD GRAPHICS ADVISOR
                      HARVARD WEBSHOW
                      HARVARD CLIPART BROWSER

      10. The authorization expressly granted by Harvard to SPC in paragraph 9 above shall terminate upon the effective date of termination of the Harvard-Serif License. Thereafter, SPC shall have no right to use any mark comprising, in whole or in part, the HARVARD mark, or any confusingly similar mark.

D.    MISCELLANEOUS PROVISIONS

      11. CHOICE OF LAW: The Agreement shall be interpreted under the laws of the Commonwealth of Massachusetts.

      12. WAIVER: No provision of this Agreement may be waived unless in writing and signed by the party benefited by the provision waived. The waiver by either party of a provision of the Agreement shall not operate or be construed to invalidate the balance of the provisions contained in the Agreement, which shall continue to remain in full force and effect.

      13. SEVERABILITY: The finding by a court that a provision of the Agreement is invalid shall not operate or be construed to invalidate the balance of the provisions contained in the Agreement, which provisions shall continue to remain in full force and effect.

      14. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no party has entered into this Agreement based upon any promise, representation, warranty or covenant not included herein. All prior proposals, discussions or writings are superseded hereby. The terms of the Agreement shall be binding upon and shall insure to the benefit of the parties and their successors, heirs and assigns.

      15. CONSULTATION WITH COUNSEL: The parties hereto acknowledge that each has read this Agreement; that each fully understands its rights, privileges and duties hereunder; that each is relying solely on its own judgment and belief as to the adequacy of the consideration provided to the other; and that each enters into this Agreement freely and voluntarily. Each party further acknowledges that each has had the opportunity to consult with an attorney of its choice to explain the terms of this Agreement and the consequences of signing it.

      16. COUNTERPARTS: This Agreement may be executed in counterparts, each of which when executed shall be an original and a facsimile copy of this Agreement signed by one party, transmitted to each party, and countersigned by each party shall constitute a binding Agreement. All counterparts therefore shall constitute one and the same document.

      17. AUTHORIZATION TO SIGN: Each person executing this Agreement warrants that he or she is the duly authorized representative of the respective entity designated below, and is fully empowered to execute this Agreement on its behalf.

      18. UNCONDITIONAL GUARANTEE: Vizacom hereby agrees to be bound to the terms of this Agreement and unconditionally guarantees all of SPC's obligations hereunder. Specifically, Vizacom expressly agrees to assume any and/or all of SPC's obligations under this Agreement in the event SPC cannot or does not perform its obligation(s).

      IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the dates indicated below:


President and Fellows of Harvard College           Vizacom, Inc.

By:   /s/ Joyce Brinton                            By: /s/  Alan Schoenbart
   ------------------------------------------         --------------------------

Name: Joyce Brinton                                Name:   Alan Schoenbart
     ----------------------------------------           ------------------------

Title: Director, Office for Technology and         Title: CFO
       Trademark Licensing Harvard University            -----------------------
      ---------------------------------------
Dated: October 2, 2002                             Dated: October 2, 2002
      ---------------------------------------             ----------------------


Software Publishing Corporation

By:    /s/ Alan Schoenbart
      --------------------------------------

Name:  Alan Schoenbart
      --------------------------------------

Title: CFO
      --------------------------------------

Dated: October 2, 2002
      --------------------------------------

                                EXHIBIT A - Marks

HARVARD
HARVARD GRAPHICS
HARVARD GRAPHICS ADVANCED PRESENTATIONS
HARVARD GRAPHICS ADVANCED PRESENTATIONS 2
HARVARD GRAPHICS 2
HARVARD GRAPHICS 3
HARVARD GRAPHICS 98
HARVARD GRAPHICS PRO PRESENTATIONS
HARVARD GRAPHICS PRO PRESENTATIONS 1
HARVARD GRAPHICS PRO PRESENTATIONS 2
HARVARD GRAPHICS EASY PRESENTATIONS
HARVARD GRAPHICS EASY PRESENTATIONS 1
HARVARD GRAPHICS ADVISOR
HARVARD GRAPHICS PUBLISHER
HARVARD GRAPHICS PRINT & PUBLISH
HARVARD GRAPHICS DRAW
HARVARD GRAPHICS 3D MAGIC
HARVARD GRAPHICS PHOTO PLUS
HARVARD GRAPHICS HOME PAGE CREATOR
HARVARD INSTANT CHARTS
HARVARD INSTANT CHARTS 1
HARVARD CHARTXL
HARVARD CHARTXL 2
HARVARD CHARTXL 3
HARVARD CHARTXL 98
HARVARD GALLERY
HARVARD GALLERY 1
HARVARD PUBLISHER
HARVARD DRAW
HARVARD DESIGNER
HARVARD 3D
HARVARD PHOTO PLUS
HARVARD HOME PAGE
HARVARD F/X
HARVARD SPOTLIGHT
HARVARD MONTAGE
HARVARD MONTAGE LITE
HARVARD WEBSHOW
HARVARD CLIPART BROWSER

                            EXHIBIT B - Registrations

--------------------------------------------------------------------------------
     Country                     Mark                  Reg. No.      Class(es)
     -------                     ----                  --------      ---------
--------------------------------------------------------------------------------
Argentina              HARVARD GRAPHICS                1.476.138     9
--------------------------------------------------------------------------------
Argentina              HARVARD GRAPHICS                1.467.418     16
--------------------------------------------------------------------------------
Australia              HARVARD                         B457985       9
--------------------------------------------------------------------------------
Benelux                HARVARD                         422027        9, 16
--------------------------------------------------------------------------------
Brazil                 HARVARD                         811811930     9
--------------------------------------------------------------------------------
Brazil                 HARVARD GRAPHICS                816013667     9
--------------------------------------------------------------------------------
Brazil                 HARVARD GRAPHICS                816013659     16
--------------------------------------------------------------------------------
Canada                 HARVARD                         333618
--------------------------------------------------------------------------------
Canada                 HARVARD DRAW                    419742
--------------------------------------------------------------------------------
Canada                 HARVARD GRAPHICS                403085
--------------------------------------------------------------------------------
Chile                  HARVARD GRAPHICS                366366        9, 16
--------------------------------------------------------------------------------
Finland                HARVARD GRAPHICS                141531        9, 16
--------------------------------------------------------------------------------
France                 HARVARD                         1.374.793     9, 16
--------------------------------------------------------------------------------
France                 HARVARD GRAPHICS                1.486.363     9, 16
--------------------------------------------------------------------------------
Germany                HARVARD GRAPHICS                DD653752      9, 16
--------------------------------------------------------------------------------
India                  HARVARD                         466134 B      9
--------------------------------------------------------------------------------
Ireland                HARVARD GRAPHICS                152,922       9
--------------------------------------------------------------------------------
Ireland                HARVARD GRAPHICS                152,921       16
--------------------------------------------------------------------------------
Italy                  HARVARD                         764335        9, 16
--------------------------------------------------------------------------------
Japan                  HARVARD GRAPHICS                2,688,917     9
--------------------------------------------------------------------------------
Japan                  HARVARD GRAPHICS                2,597,622     16
--------------------------------------------------------------------------------
Mexico                 HARVARD                         357305        9 (MX 26)
--------------------------------------------------------------------------------
New Zealand            HARVARD GRAPHICS                210818        9
--------------------------------------------------------------------------------
New Zealand            HARVARD GRAPHICS                210819        16
--------------------------------------------------------------------------------
Philippines            HARVARD GRAPHICS                66677         9,16
--------------------------------------------------------------------------------
Philippines            HARVARD GRAPHICS                9002          16
--------------------------------------------------------------------------------
Portugal               HARVARD GRAPHICS                275,524       9
--------------------------------------------------------------------------------
Portugal               HARVARD GRAPHICS                275,525       16
--------------------------------------------------------------------------------
Singapore              HARVARD GRAPHICS                              9, 16
--------------------------------------------------------------------------------
South Africa           HARVARD GRAPHICS                914407        9, 16
--------------------------------------------------------------------------------
South Korea            HARVARD                         205977        9 (39)
--------------------------------------------------------------------------------
Spain                  HARVARD                         1163488       9
--------------------------------------------------------------------------------
Sweden                 HARVARD GRAPHICS                310.983       9, 16
--------------------------------------------------------------------------------
Switzerland            HARVARD GRAPHICS                410802        9, 16
--------------------------------------------------------------------------------
United Kingdom         HARVARD                         1455706       16
--------------------------------------------------------------------------------
United Kingdom         HARVARD                         1294876       9
--------------------------------------------------------------------------------
United Kingdom         HARVARD GRAPHICS                1455858       9
--------------------------------------------------------------------------------
United Kingdom         HARVARD GRAPHICS                1455859       16
--------------------------------------------------------------------------------
United States          HARVARD and Design              1,581,122     9
--------------------------------------------------------------------------------
United States          HARVARD GRAPHICS (stylized)     1,576,068     9
--------------------------------------------------------------------------------
Venezuela              HARVARD GRAPHICS                90015180      9, 16
--------------------------------------------------------------------------------

                          Exhibit C: CONSENT AGREEMENT

      This Agreement is made as of this 29th day of June, 1989 by and between President and Fellows of Harvard College, more commonly known as Harvard University, of Cambridge, Massachusetts (the "University") and Software Publishing Corporation, .a California Corporation having its principal place of business at 1907. Landings Drive, Mountain View, California 94039-7210 ("SPC").

                                    Recitals

      A. The University is an established educational institution of worldwide repute engaged in, inter alia, extensive computer related research, the development and use of computer software and the provision of related educational goods and services. Since its first involvement in such activities, the University has used the name "HARVARD" in connection with the products and services resulting from its, research and development. For example, the University has distributed software under, the name "Harvard Business school Case Software."

      B. On March 3, 7.989, the University submitted an application to the United States Patent and Trademark office ("PTO") for registration of the name "Harvard University" as a service mark for "educational services, namely providing instruction and training at the undergraduate, graduate, postgraduate and professional levels" in international class 41, claiming the date o(pound) first use of the mark in commerce at least as early as 1827.

      C. SPC is an established corporation of worldwide repute engaged in the development, manufacture, marketing and distribution of certain application software for use on personal. Computers including certain project management software known as "Harvard Project Manager" and graphics software known as "Harvard Graphics" and various related products.

      D. On February 24, 1987, SPC filed with the PTO an application for registration in the United states of America of "HARVARD" and Design, as set forth in Exhibit A hereto, as a trademark for "computer programs prerecorded on magnetic disks and instruction manuals therefore sold together" in international class 9, claiming the date of first use of the mark in commerce as September 19, 1983. The application, identified by Serial No. 646041, was published by the PTO on October 4, 1988. On August 25, 1988, SPC filed with the PTO an application for registration in the United States of America of "HARVARD GRAPHICS" (Stylized), as set forth in Exhibit B hereto, as a trademark for "computer programs prerecorded on magnetic disks and instruction manuals sold as a unit" in international class 9, claiming the date of first use of the mark in commerce as at least by July 1987. The application is identified, by Serial No. 749563.

      E. On November 1,1988, the University filed with the PTO a request for automatic extension of time to file an opposition to SPC's application identified as Serial No. 646041.

      F. Since November 1988, the parties have been engaged: in discussions to determine whether both parties may continue to use the "HARVARD" name without such use resulting in confusion, deception or mistake in the marketplace with respect to proprietorship in said name or with respect to the source of the goods and services in relation to which such name is used.

      G. The parties have agreed that such confusion, deception and mistake will not result as long as the "HARVARD" name, when used in relation to software and related goods and services, is used by the parties solely in the manner set forth in this Agreement.

      NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms will have the following meanings:

      1.1. The term "Name" shall mean the word "HARVARD".

      1.2. The term "SPC's Goods" shall mean the following application software prerecorded on magnetic disks for use personal computers offered for sale by SPC and instruction manuals therefore sold together as a unit:

            (a) Harvard Project Manager 3.0, also known by other titles in the marketplace such as Harvard Total Project Manager (the "Project Manager Program");

            (b) Harvard Graphics Version 2.1, also known by other titles in the marketplace such as Harvard Presentation Graphics (the "Harvard Graphics Program"), including

                  (i) Accessory Products fox the Harvard Graphics Program including, without limitation, Harvard Graphics Business Symbols, Harvard Graphics ScreenShow Utilities, Harvard Graphics U.S. MapMaker, Harvard Graphics Designer Galleries and Harvard Graphics Quick Charts and

                  (ii) Harvard Graphics LAN Pack network of the Harvard Graphics program (Harvard Graphics Version 2.1. Accessory Products and LAN Pack.) (collectively, the "Graphics Programs"): and,

            (c) (i) Upgrades or enhancements to and derivative versions of the Project Manager or Graphics Programs, respectively,

                  (ii) Versions of the Project Manager or Graphics programs, respectively, for computers utilizing operating systems other than MS - DOS; and

            (d) Other application software for use on personal computers designed for business or commercial applications offered for sale by SPC using the Name; provided, however, that for purposes of this subparagraph 1.2(d) the term "business or commercial applications:" shall exclude, without limitation, any such software which is designed or marketed for applications in the following areas:

                  (i) Educational instruction or training at the undergraduate, graduate, post-graduate or professional levels (other than training materials on how to use SPC's Goods);

                  (ii) Publishing (except to the extent permitted under Section
            2.2(f);

                  (iii) Scientific or academic research; or

                  (iv) Medical research or treatment.

            The University agrees that accessory products for the Harvard Graphics Program for the creation of type fonts, shall not constitute publishing software within the meaning of Section 1.2 (d) (ii).

      1.3. The term "Harvard school" shall mean either Harvard University or a school, department, institution ox other organizational unit controlled by the University.

      1.4. The term "Conditions" shall mean the conditions to each party's consent to the other's use of the Name set forth in Sections 2.1 and 2.2 hereof.

      1.5 The term "Applications" shall mean the trademark applications referred to in Recital D.

      1.6. The term "Trademarks" shall mean the marks which are the subjects of the Applications.

2. Consent to Use.

      2.1. Consent By SPC. SPC hereby consents to the University's use of the Name throughout the world in the manufacture, licensing, distribution and marketing of software and related goods and services on the condition that the Name; when used in connection with such activities, is used only in conjunction with the name of a Harvard School.

      2.2. Consent By The University. The University hereby consents to SPC's use of the Name throughout the world in relation to SPC's Goods on the following conditions:

            (a) SPC agrees not to use the Name in a manner, or otherwise engage in conduct, which holds itself out as associated or affiliated with the University or any Harvard School and, in particular, agrees not to:

                  (i) Use any theme evoking education or academia in its
            advertising; and

                  (ii) Represent the Name in a color or typeface deceptively or confusingly similar with that used for the Name by the University;
            and

            (b) Beginning at the time of its next printing of any manuals which are part of SPC's Goods SPC agrees to include the following statement in print no smaller than 6 point type on the outside back panel of the package and on the page containing the copyright notice of each of its manuals upon which the Name appears or, if the manual does not contain a copyright notice, within one of the first three pages of such manual:

            "The Harvard ______________________program is a product of software Publishing Corporation and has no connection with Harvard University".

            (c) SPC acknowledges that the University traditionally has used the Name in serif typefaces, such as Baskerville, Palatino, Century Old Style and Trump Medieval as shown for the sake o(pound) example only on Exhibit
      C. SPC agrees, therefore, that it will not use any serif typeface for the Name in connection with SPC's Goods, including, without limitation, the serif typefaces shown on Exhibits A, B and C, without the express written consent of the University, except that SPC shall be free to use serif typefaces if the Name is depicted in all lower case letters.

                  (d) SPC acknowledges that the University has traditionally used the color crimson (whether denominated as burgundy, garnet, maroon or some other name) in association with its Name. SPC, therefore, agrees as follows:

                  (i) Prohibited Colors. That it will not use any color listed on Exhibit p in any packaging, advertising or promotional materials for SPC's Goods;

                  (ii) Prohibited Colors Except Fox Incidental Use. That it will not use any color listed on Exhibit E in any packaging, advertising or promotional materials fox SPC's Goods except for incidental use constituting not more than 15% of the surface area of any single item of packaging, advertising, or promotional materials. For purposes of the preceding sentence, each side of software packages shall be considered separate items of packaging. In addition, SPC agrees not to use any color listed on Exhibit E as a recurring design element in the packaging; advertising or promotion of a line or series of products consisting of SPC's Goods (including multiple accessories for a single product); and

                  (iii) Prohibited Colors in relationship to the Name. That it will under no circumstances use any color listed on Exhibits D, E, or F in or surrounding or as background for the Name.

      The prohibitions of sections (i) and (ii) above shall not apply to the extent any colors described therein appear in color photographs used by SPC in any packaging or in any advertising or promotional materials where such colors are not used as a dominant or recurring theme.

      The colors listed in Exhibits D - F are based on the Pantone Color Formula Guide, third printing (1986-87). SPC acknowledges that new colors are periodically added to later editions of the Guide, and that colors can be created which do not precisely match any color on Exhibits D - F. SPC agrees, therefore, to act in good faith in determining the applicability of the foregoing guidelines to any such new colors.

      The parties acknowledge that this section 2.2 (d) is an attempt to establish objective guidelines for color usage in order to avoid confusion, but that the application, of these guidelines may in some cases prohibit uses which the University would not consider objectionable. SPC is, therefore, encouraged to provide samples of proposed new packaging, advertising or promotional materials to the University for its review, and the University may consent in writing to the use of any such materials which it considers unlikely to cause confusion notwithstanding these guidelines.

      (e) SPC shall not be prohibited froze continuing to use crimson packaging and promotional materials for the Project Manager Program or the Graphics Programs for MS-DOS operating systems or a serif typeface for the Name in connection with the Project Manager Program or the Graphics Programs until eighteen months from the date of this Agreement.

      (f) SPC has advised the University that it sold a product under the mark "Harvard Professional Publisher" beginning in November 1986, that SPC no longer sells this product, but that this product may still be available from certain wholesale or retail sources not affiliated with SPC. The University agrees that the continued availability of existing inventories of this product from such sources shall not constitute a breach of this Agreement, but SPC agrees that it will not market or sell under the Name this product, any modifications thereof, any product for similar applications, or any other product which includes the word "publish" or "publisher" or "publishing" in the product's name.

3.    Restraint Upon Use.

      3.1. SPC. SPC hereby agrees and undertakes to comply with the Conditions set forth in section 2.2 above.

      3.2. University. The University hereby agrees and undertakes to comply with the Conditions set forth in Section 2.1 above.

4.    Acknowledgement of Rights.

      4.1. Software. Each party acknowledges that the other party's use of the Name in accordance with the restrictions set forth in the Conditions does not infringe the rights of the other party in any way. Accordingly, each party agrees, unless the other party fails to comply with any of the conditions, to refrain from initiating any action or proceedings, legal or otherwise, which may hinder the other in its use of the Name with respect to the goods and services which are the subject of this Agreement.

      4.2. Other Goods and Services.

            (a) Nothing contained in this Agreement shall affect or impair the University's rights to the Name, including its right to register the name, in relation to any goods or services other than those expressly dealt with herein. Furthermore, SPC hereby acknowledges the University's senior rights in the Name with respect to educational services, namely providing educational instruction and training at the undergraduate, graduate, post-graduate and professional levels.

            (b) SPC shall not use the Name or the Trademarks, on any goods other than SPC's Goods, or license the right to use the Name or Trademarks but SPC shall have the right to assign or license the right to use tie Name ox Trademarks on SPC's Goods under the provisions of Section 7.5 of this Agreement.

            (c) SPC shall not adopt or register any trade or service mark which incorporates the Name other than in connection with those products specified in section 7.2 of this Agreement.

5.    Disposition of Applications in the PTO.

      5.1. Action by SPC. Within five (5) business days from the date off this Agreement, SPC shall file with the PTO amendments amending the Applications by delimiting the identification of the goods in Application Serial No. 646041 to:

            "Computer programs prerecorded on magnetic disks, namely project management programs, and instruction manuals therefore sold together."

and in Application Serial No. 748563 to:

            "Computer programs prerecorded on magnetic disks, namely graphics programs, and instruction manuals sold as a unit."

      5.2. Action by University. Within five (5) business days of its receipt of written notice from SPC that the PTO has amended both of the Applications in the manner set forth in section 5.1, the University shall acknowledge in writing to SPC that it will not file a Notice of opposition to either Application nor any requests for further extensions of time in which to file such Notices, nor seek cancellation of the registrations of the Trademarks.

      5.3 Actions by SPC and University. The parties agree to stipulate to further extensions of time as necessary so as to accomplish the amendments to the Applications set forth in Section 5.1 and to preserve the University's rights to file Notices of Opposition should the PTO not agree to said amendments.

6.    Continuing Obligations.

      6.1. Assistance. Each party agrees to execute any documents or perform any act for the purpose of facilitating the other party's registration of the Name as a trademark in a manner contemplated by this Agreement. Any expenses incurred by the party providing such assistance shall be borne and paid by the other party.

      6.2. Public Statement to Avoid Confusion. The parties shall develop a joint statement to be issued to persons expressing any confusion as to the source of goods or services of the respective parties in the event that either party is approached by a person who is mistaken ox confused with respect to proprietorship in the Name or with respect to the source of the goods or services in relation to which the Name is used, that party shall promptly issue, the prepared statement either orally ox in writing, as is appropriate, and shall, promptly notify the other party of the incident, and both parties shall cooperate to resolve any confusion.

7.    Miscellaneous Provisions.

      7.1. Applicable Law. This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

      7.2. Entire Agreement. This Agreement states the entire understanding of the parties with respect to its subject matter, and may not be modified or amended except by a written instrument signed by both parties.

      7.3. Relationship of the Parties. Nothing in this Agreement shall constitute either party as the partner, agent or legal, representative of any other for any purpose whatsoever. Neither party shall act as, or represent it to be, an, agent of any other party.

      7.4. Notice. Any notice given under this Agreement shall be in writing and sent by registered or certified mail to the University at:

                           Harvard University
                           Massachusetts Hall (First Floor)
                           Cambridge, Massachusetts 02138
                           Attention: Daniel Steiner, Vice President

With a copy to:

                           John Taylor Williams, Esq.
                           Palmer & Dodge
                           One Beacon Street
                           Boston, Massachusetts 02108
and to SPC at:

                           Software Publishing Corporation
                           190,1 Landings Drive
                           Mountain View, California 94039?7210

                           Attention:       James Heffernan
                                            Chief Financial Officer

                           With a copy to:

                                            George C. Limbach, Esq.
                                            Limbach, Limbach & Sutton
                                            2001 Ferry Building
                                            San Francisco, California 94111

      If either party changes its address, it shall send a written notice of such change to the other party.

      7.5. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties, their legal representatives and successors in interest. This Agreement may not be assigned by either party without the written permission of the other party except that SPC may Assign at any time its rights and obligations under this Agreement to any successor of its entire business or to any successor of its business in one or more of SPC's Goods to which this Agreement relates so long as any such assignment requires the delivery to the University of the assignee's written agreement to accept such assignment and be bound thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives.


PRESIDENT.AND FELLOWS OF HARVARD COLLEGE

By:    /s/ Joyce Brinton
       --------------------------------
            Joyce Brinton

Title: Director
       --------------------------------

SOFTWARE PUBLISHING CORPORATION

By:    /s/ Fred M. Gibbons
       --------------------------------
            Fred M. Gibbons

Title: President/C.E.O.
       --------------------------------

                                    Exhibit A

APPLICANT:                     Software Publishing Corporation

ADDRESS:                       1901 Landings Drive
                               Mountain View, California 94039 - 7210

DATE OF FIRST USE:             September 19, 1983

FIRST USE IN
INTERSTATE COMMERCE:           September 19, 1983

GOODS OR SERVICES:             COMPUTER PROGRAMS PRERECORDED ON
                               MAGNETIC DISKS AND INSTRUCTION
                               MANUALS THEREFORE SOLD TOGETHER

                                     HARVARD

                                    Exhibit B

APPLICANT:                    SOFTWARE PUBLISHING CORPORATION
ADDRESS:                      1901 Landings Drive

                              Mountain View, California 94043

DATE CF FIRST USE:            At least by July 1987

FIRST USE IN
INTERSTATE COMMERCE:          At least by July 1987

GOODS:                        COMPUTER PROGRAMS PRERECORDED ON
                              MAGNETIC DISKS AND INSTRUCTION
                              MANUAIS SOLD AS A UNIT

                                     HARVARD
                                    Graphics

                                    Exhibit C

                                     Harvard

                                     Harvard

                                     HARVARD

                                    Exhibit D

                        Colors Hot to Be Used by SPC for
                      Packaging, Advertising or Promotional
                            Materials for SPC'S Goods

                                 Pantone Red 032

                                Pantone Warm Red

                               Pantone Rubine Red

                        173                      208
                        174                      209
                        179                      213
                        180                      214
                        185                      215
                        186                      216
                        187                      221
                        188                      222
                        192                      228
                        193                      229
                        194                      235
                        195                      484
                        199                      485
                        201                      492
                        202                      506
                        206
                        207

----------
*References are to Pantone Color Formula Guide, Third Edition

                                   EXHIBIT E*

                   Colors Prohibited except for Incidental Use

                                   Pantone 807

                             Pantone Process Magenta

                         160                       483
                         167                       490
                         181                       491
                         220                       499
                         227                       504
                         234                       505
                         241                       512
                         248                       518
                         255                       519
                         259                       520
                         477                       525
                         478

----------
*References are to Pantone Color Formula Guide, Third Edition

                                   EXHIBIT F*

                    Additional Colors Prohibited for the Name

                                   Pantone 805
                                   Pantone 806
                              Pantone Rhodamine Red

                        184                         233
                        191                         239
                        198                         240
                        205                         242
                        212                         493
                        219                         500
                        225                         507
                        226                         508

----------
*References are to Pantone Color Formula Guide, Third Edition

                   EXHIBIT D - 2001 Software License Agreement

SOFTWARE LICENSE AGREEMENT

      This agreement ("Agreement") is entered into as of March 31, 2001 ("Effective Date"), by and between Software Publishing Corporation, a Delaware corporation ("Licensor") and Serif (Europe) Limited, an English company ("Licensee").

                                    RECITALS

      WHEREAS, Licensor owns, develops and distributes the Software Products (as defined below) and Licensee owns, develops and distributes the HG Branded Products (as defined in clause 2.2 below); and

      WHEREAS, Licensee desires to acquire a license to use certain of Licensor's trademarks with respect to certain of the Licensee's software products and Licensor is willing to grant such rights to Licensee; and

      WHEREAS, Licensee desires to acquire the rights to develop and distribute the Software Products, and Licensor is willing to grant such rights to Licensee.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1   "European Territory" means Europe.

1.2 "exploit" means to use, copy, package, market, distribute, display, sell and/or sub- license, and the terms "exploiting" and "exploitation" shall be interpreted accordingly.

1.3 "Intellectual Property Rights" means all patent, trademark, copyright, trade secret and other intellectual property rights recognized by law.

1.4 "inventory" means components and packaging for the Software Products and HG Branded Products used by the Licensee at the date of this Agreement for sale of such products and stored at the Licensee's premises at the date of this Agreement.

1.5 "Worldwide Territory" means anywhere in the world except the European Territory.

1.6   "Royalty and Royalties" has the meaning set forth in Section 4 hereof.

1.7 "Software Products" means those software products listed on Schedule 1.5 hereto.

1.8 "Territory" means collectively the Worldwide Territory and the European Territory.

1.9   "2001 Term" means the period from April 1, 2001 through March 31, 2002.

                                   AGREEMENT

1.10  "2002 Term" means the period from April 1, 2002 through March 31, 2003.

                                   ARTICLE II
                                GRANT OF LICENSES

2.1 Software Licenses. Licensor grants Licensee, during the term of this Agreement or until terminated pursuant to Section 6.3.1, if earlier, (a) for the 2001 Term, an exclusive license to exploit the Software Products in the European Territory (the "European 2001 License"); (b) for the 2002 Term, a non-exclusive license to exploit the Software Products in the European Territory (the "European 2002 License"); and (c) for the 2001 Term and the 2002 Term, a non-exclusive license to exploit the Software Products in the Worldwide Territory (the "Worldwide License"; and together with the European 2001 License and European 2002 License, the "Software Licenses"). Each of the European 2002 License and the Worldwide License shall be automatically renewable (on a non-exclusive basis) for successive two year terms if there is and has been no failure on the part of Licensee to comply with all of the terms and conditions of this Agreement and, in each year of such respective license, with respect to the European 2002 License and the Worldwide License, not less than an aggregate of $25,000 in Royalties are paid to Licensor pursuant to such license.

2.2 Trademark License. Licensor grants Licensee, during the term of this Agreement or until terminated pursuant to Section 6.3.3, if earlier, a non-exclusive, non- transferable license (the "Trademark License") to use the "Harvard Graphics" name and trademark (the "Trademark") in the Territory for the purpose of exploiting the products listed on Schedule
      2.2 ("HG Branded Products") and subsequent modification thereof under the Trademark. Any use of the Trademark on products other than the HG Branded products must be approved by Licensor in writing in advance of such use. All such use of the Trademark must reference the Trademark as being owned by Licensor. Licensor retains the sole and exclusive right to own, hold, apply for registration of, and register, the Trademark, during the term of and after the termination or expiration of this Agreement. Licensee will neither take nor authorize any activity inconsistent with such right.

2.3 Non-Competition. (a) The Licensor shall not during the 2001 Term in any country within the European Territory exploit, nor license any third party to exploit, the Software Products; provided, that if the Trademark License terminates prior to the expiration of the 2001 Term, this section 2.3 shall cease to have any force or effect; and

            (b) So long as the Software Licenses continue in effect, Licensor shall (i) not make any direct sale of Software Products in the Territory except pursuant to a strategic relationship established after the date of this Agreement with respect to the Software Products; and (ii) refer sales inquiries and reseller opportunities (except with respect to Microgistix) to Licensee and cooperate in the transfer of marketing and sales opportunities to Licensee, whether new or existing.

2.4   Technology License. Licensor hereby grants Licensee a non-exclusive

                                   AGREEMENT
      perpetual royalty-free license to use, in connection with the distribution of the products listed on Schedule 2.3, throughout the world any copyrighted material owned by Licensor which is currently incorporated into the existing software products listed on Schedule 2.3 (the "Technology") and subsequent modification thereof. For purposes of this Agreement, such license shall be referred to as the "Technology License".

2.5 Websites. Licensee shall have the exclusive right to operate the following websites of Licensor, subject to Licensor's reasonable approval (such approval not to be unreasonably withheld or delayed) of any content not directed to marketing and selling Software Products and/or HG Branded Products or which could create liability to Licensor or its affiliates:

                             www.harvardgraphics.com

2.6 Limitations. Licensee acknowledges that the Software Products and the Trademark, and all Intellectual Property Rights related thereto, whether affixed or applied to Serif products or otherwise, are the property of Licensor and Licensee has no rights in the foregoing except to the extent expressly granted by this Agreement.

2.7 Consents. Any license granted hereby that requires the consent or approval of a third party is made subject to such consent or approval being obtained if such consent or approval has not been obtained. Licensor shall use its reasonable best efforts to obtain any such consent or approval after the date hereof until such time as such consent or approval has been obtained. Licensor shall cooperate with Licensee to provide that, subject to Section 3.4, Licensee shall receive Licensor's interest in the benefits provided by such third party, provided that Licensee shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit; provided, that nothing hereunder shall be deemed to be an assignment of any agreement giving rise to such benefits.

2.8 Compliance with Licensor Agreement. Licensee acknowledges that is has reviewed the terms of that certain Consent Agreement (the "Harvard University Agreement"), dated as of June 29, 1989, between Harvard University and Licensor. During the term of the Trademark License, Licensor shall comply with all of Licensor's restrictions and obligations under the Harvard University Agreement with respect to Licensee's exploitation of the Trademark.

                                   ARTICLE III
                                    SOFTWARE

3.1 Software. Licensor licenses the Software Products "as is" and "where is." Licensor shall not be obligated to provide any technical assistance or customer support.

3.2 Delivery. Licensee acknowledges that Licensor has no obligation to deliver additional source code for the Software Products. Licensee further acknowledges that it is in possession of existing inventory of the Software Products. Such inventory may be sold by Licensee,

                                   AGREEMENT
      provided that Licensor shall retain title to such inventory until the sale of any such inventory by Licensee, upon which event title to the proceeds from the sale of such units of inventory as shall have been sold shall vest in Licensor and remain Licensor's property until the cost of such sold inventory to Licensor and all Royalties payable hereunder are accounted for and paid by Licensee to Licensor. Attached hereto as
      Schedule 3.2 is a list of such inventory and the cost thereof to Licensor. To the extent that any of the inventory is determined by Licensor to be unsaleable, Licensor and Licensee will either cooperate in good faith in disposing of such unsaleable inventory or (i) at Licensor's request, such unsaleable inventory shall be returned to Licensor at Licensor's cost or
      (ii) at Licensee's request, the Licensor shall within 21 days of such request either collect or dispose of any such inventory.

3.3 Modification. During the 2001 Term, Licensee shall have the non-exclusive right to amend the source code and/or object code of the Harvard Graphics products that are part of the Software Products; provided that any such amendments do not interfere with the operability of any Harvard Graphics products. Licensee shall not include any third party technology which incur royalties to or require license agreements with third parties without the consent of the Licensor. Licensor shall have a perpetual royalty-free license to market, sell and use any such amendments and, upon request of Licensor, Licensee shall deliver to Licensor the source and object codes related to any and all such amendments. In any event, and whether or not requested by Licensor, Licensee shall deliver such amendments, if any, to Licensee no less often than quarterly. Licensee shall at all times keep Licensor fully informed as to any and all such amendments made and in the process of being made.

3.4 Expenses. (a) Licensee shall be responsible for and shall pay any and all expenses and/or license fees currently due and owing or payable to third party licensors with respect to the HG Branded Products (including royalties payable to third parties for embedded technology) and shall, in respect of any third party technology that it wishes to incorporate into the HG Branded Products pay any and all expenses payable to any such third parties in respect of such incorporation.

            (b) Licensor shall be responsible for and shall pay any and all expenses and/or license fees currently due and owing or payable to existing third party licensors in respect of the Software Products (including royalties payable to existing third parties for embedded technology but not with respect to Serif products).

3.5 Technical Support. Licensee shall provide technical support to all users of the Software Products at the expense of the Licensee.

3.6 Microgistix. Licensee shall treat Microgistix no less favorably than any other reseller of the Software Products.

                                   AGREEMENT

                                   ARTICLE IV
                           ROYALTY & PAYMENT PROCEDURE

4.1 Royalties. (a) In consideration for the licenses granted herein, Licensee shall pay Licensor in U.S. Dollars a royalty ("Royalty" or "Royalties"), payable within 30 days after the end of each calendar quarter with respect to such quarter commencing with the quarter ending June 30, 2001, as follows: (i) with respect to Software Products, 12.5% of Net Receipts; and
      (ii) with respect to any HG Branded Products by 3% of Net Receipts. Notwithstanding the foregoing, Licensor shall be entitled to 100% of the Net Receipts in connection with the OEM contract between Licensee and Microgistix. For purposes hereof, Net Receipts shall mean the amounts received by Licensee in connection with the sale, licensing or other commercial exploitation of the Software Products, including any amendments or improvements thereto, or HG Branded Products, as applicable, less (1) any refunds, credits, discounts, allowances, rebates, returns and adjustments consistent with normal business practices and (2) federal, state, foreign or other taxes or tariffs imposed on the Software Products or HG Branded Products, as applicable (not including any tax based on Licensee's net income) and (3) any set-off, deduction or withholding which the Licensee is required by law to set-off, deduct or withhold on behalf of taxing authorities with respect to payments to Licensor.

      (b) Together with each Royalty payment, Licensee shall deliver a report setting forth the Software Products and HG Branded Products shipped, sold and licensed, during the quarter to which the Royalty payment relates. Such report shall set forth in detail all information reasonably necessary to compute Net Receipts and Royalties due to Licensor relating to such quarter. In the event a Royalty payment is not received on its due date, such late payment shall accrue interest at a rate equal to the lesser of
      (a) 12% per annum or (b) the maximum rate permitted by law.

4.2 Books and Records. Licensee agrees to maintain adequate books and records relating to the production and distribution of the Software Products and the HG Branded Products, and the receipt of payment with respect thereto, which books shall be maintained in sufficient detail to enable Royalties due hereunder to be calculated.

4.3 Audit. Licensee agrees that Licensor or an accountant or other representative ("Auditor") acting on Licensor's behalf and at Licensor's expense may audit the books and records of Licensee which relate to the Software Products or the HG Branded Products and the quantity distributed or supplied pursuant to this Agreement for the purposes of determining the accuracy of Licensee's reports to Licensor. Licensor will provide to Licensee a copy of the Auditor's written report within thirty days after the audit is completed. Copies of all notes and work product shall remain confidential pursuant to Section 7 of this Agreement. Audits shall not occur more than twice per year and shall take place during normal business hours, upon prior written notice, in such manner so as not to unreasonably interfere with Licensee's business activities. If it is established by the Auditor that there has been an underpayment to Licensor of 7.5% or more of total Royalties due as at the date of the audit's completion, Licensee shall pay Licensor all costs of such audit, together with all unpaid Royalties.

                                   AGREEMENT

                                    ARTICLE V
                REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS

5.1   WARRANTY DISCLAIMER.

      5.1.1 THE SOFTWARE PRODUCTS ARE PROVIDED AND LICENSED "AS IS" AND THERE ARE NO WARRANTIES, REPRESENTATIONS, OR CONDITIONS, EXPRESSED OR IMPLIED, WRITTEN OR ORAL, ARISING BY STATUTE, OPERATION OF LAW, COURSE OF DEALINGS, USAGE OF TRADE OR OTHERWISE, REGARDING THEM, OR ANY OTHER PRODUCT OR SERVICE PROVIDED HEREUNDER OR IN CONNECTION HEREWITH BY LICENSOR. LICENSOR DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABLE QUALITY, SATISFACTORY QUALITY, MERCHANTABILITY, DURABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING PERFORMANCE OR CONDITION OF THE SOFTWARE PRODUCTS, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY, CONDITION OR REPRESENTATION BY LICENSOR.

      5.1.2 LICENSEE NOT TO BIND. LICENSEE WILL GIVE AND MAKE NO WARRANTIES OR REPRESENTATIONS ON BEHALF OF LICENSOR AS TO QUALITY, MERCHANTABLE QUALITY, SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY OTHER FEATURES OF THE SOFTWARE PRODUCTS AND LICENSEE SHALL NOT INCUR ANY LIABILITIES, OBLIGATIONS OR COMMITMENTS ON BEHALF OF LICENSOR.

5.2 Compliance with Laws. Licensee shall comply with all laws, rules, regulations and industry standards, including, without limitation, export restrictions and prohibitions, existing with respect to its use, marketing and distribution of the Software Products and HG Branded Products and the performance by Licensee of its obligations hereunder in the jurisdictions where Licensee carries on activities under this Agreement and where the Software Products and HG Branded Products are distributed from time to time. For each country in which Licensee intends to distribute the Software Products or HG Branded Products, Licensee shall, at its own expense, obtain and arrange for all government approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the distribution of the Software Products and HG Branded Products according to the terms and conditions of this Agreement, including but not limited to foreign exchange approvals, import licenses, fair trade approvals, and customs clearance.

5.3 Intellectual Property Protection. Licensee will give Licensor prompt written notice of any such third party claim and fully cooperate with Licensor in the defense of such claim. In the event that Licensee becomes aware that a third party is potentially infringing on Licensor's Intellectual Property Rights licensed to Licensee hereunder, Licensee shall promptly notify Licensor thereof in writing. Licensor shall, to the extent it deems advisable, prosecute such infringement.

                                   AGREEMENT

5.4 Indemnification. Licensor will indemnify Licensee against any and all claims, demands, actions, costs (including all reasonable attorney's fees and expenses), awards, damages and any other losses and/or liabilities suffered by the Licensee and arising from or due to:

      5.4.1 any third party claims that the Software Products or the Trademark infringe the Intellectual Property Rights of such third party; and

      5.4.2 any claims by any customers of the Software Products and/or Technology under any of the Licensor's end-user licenses.

                                   ARTICLE VI
                                   TERMINATION

6.1 Immediate Termination. A party may immediately terminate this Agreement and all the licenses granted hereunder if the other party is declared bankrupt; makes a general assignment for the benefit of creditors; or suffers or permits the appointment of a receiver, provided such action is not dismissed within thirty days.

6.2 Material Breach. Either party may terminate this Agreement and all the licenses granted hereunder upon ten days written notice for breach of the terms of this Agreement unless such breach is cured within such ten days. In addition, Licensor may terminate this Agreement for non-payment of Royalties as provided hereunder unless Licensee cures such non-payment within five days of notice of non-payment.

6.3   Licensor's Right to Terminate.

      6.3.1 Licensor shall have the right to terminate the Software Licenses granted hereunder and the rights granted pursuant to Sections 2.2, 2.3, 2.4 and 3.3, upon payment of a $75,000 termination fee to Licensee, (i) during the 2001 Term and 2002 Term, if either Vizacom Inc., the parent corporation of Licensor, or Licensor enters into a strategic relationship with respect to the Harvard Graphics products that are part of the Software Products, and (ii) at any time after the 2002 Term for any reason, in each case such termination to be effective sixty days after written notice thereof to Licensee.

      6.3.2 In the event aggregate Royalties do not exceed $25,000 under this Agreement during the 2001 Term, the 2002 Term or any succeeding twelve month period, the Licensor may terminate this Agreement without any liability or payment.

      6.3.3 Licensor shall have the right to terminate the Trademark License granted hereunder for any reason (i) during the 2001 Term or 2002 Term, upon payment of a $45,000 termination fee to Licensee, and
            (ii) after the 2002 Term, without payment of a termination fee, such termination to be effective sixty days after written notice thereof to Licensee.

6.4   Effect of Termination.

                                   AGREEMENT

      6.4.1 In the event of any termination, Licensee shall pay to Licensor immediately all Royalties due up through the termination date.

      6.4.2 Replication of Software Products shall immediately cease upon termination of the Software License. Notwithstanding the foregoing, Licensee shall have the right to distribute any remaining inventory of Software Products for a period of three months after termination of the Software License, except that Licensee shall have the right to distribute any remaining inventory and continue to perform for the remainder of the term of existing OEM contracts, which shall have a maximum full term of no more than two years, in effect at the time of termination; provided that Licensee continues to pay Royalties to Licensor.

      6.4.3 Replication of HG Branded Products shall immediately cease upon termination of the Trademark License. Notwithstanding the foregoing, Licensee shall have the right to distribute any remaining inventory of such products for a period of three months after such termination, except that Licensee shall have the right to distribute any remaining inventory and continue to perform for the remainder of the term of existing OEM contracts, which shall have a maximum full term of no more than two years, in effect at the time of termination; provided that Licensee continues to pay Royalties to Licensor.

                                   ARTICLE VII
                                 CONFIDENTIALITY

7.1 Definition. Confidential Information means (a) information received by either party relating to this Agreement; (b) information disclosing any of the business practices of either party, as applicable, including without limitation, Licensor's or Licensee's pricing and marketing practices, revenue information and relationships with licensors, authorized resellers, or customers; (c) specifications or other technical information about or concerning the Software Products or business models; (d) information designated by either party as confidential in writing or, if disclosed orally, identified as confidential at the time of disclosure; and (e) the terms and conditions of this Agreement, but not the existence of this Agreement. It does not include information, technical data, or know-how which is (w) already published or available to the public other than by a breach of this Agreement; (x) rightfully received from a third party not in breach of any obligation of confidentiality; (y) independently developed by personnel or agents of the receiving party without access to the Confidential Information of the other party; or (z) produced in compliance with applicable law or a court order, provided that the receiving party first gives the disclosing party reasonable notice of such law or order, provides reasonable cooperation to the disclosing party in its efforts to lawfully limit disclosure, and gives the disclosing party opportunity to defend and/or attempt to limit such production.

                                   AGREEMENT

7.2 Confidentiality. During the term of this Agreement and thereafter, each party shall safeguard and keep confidential the other party's Confidential Information and will not, without prior written consent, disclose the other party's Confidential Information, in whole or in part, except as authorized in writing. Each party agrees to protect the Confidential Information as it would its own information of a like nature against unauthorized use, dissemination, or publication. No use of the Confidential Information is permitted except as authorized by the disclosing party and provided herein. Confidential Information may only be disclosed to agents or employees of the receiving party who need to know such information and in those instances only to the extent justified by that need.

7.3 Return. Upon termination of this Agreement and request of the disclosing party, the receiving party shall return all copies of the other party's Confidential Information to the other party or certify in writing that all copies of the Confidential Information have been destroyed. A party may return Confidential Information, or any part thereof, to the other party at any time. The obligations of this Section 7 will survive any return or destruction of the Confidential Information.

                                  ARTICLE VIII
                            ADMINISTRATIVE PROVISIONS

8.1 Entire Agreement. This Agreement represents the final, complete and exclusive agreement between the parties concerning the matters contemplated hereby. Any amendments or modifications to this Agreement must be in writing and signed by both parties to this Agreement.

8.2 Counterparts. This Agreement may be executed in counterparts, and a facsimile copy of this Agreement signed by Licensee, transmitted to Licensor, and countersigned by Licensor shall constitute a binding Agreement.

8.3 Severability; Waiver. This Agreement is severable and the invalidity of any term or condition shall not affect the validity of any other term or condition. Any delay or failure to enforce a provision of this Agreement shall not be deemed to constitute a waiver of the same.

8.4 Governing Law; Arbitration. This Agreement shall be governed by the laws of the United States and the State of New York (without regard to its principles of conflicts of laws) and any legal action brought pursuant to this Agreement shall be brought in the state or federal courts located in the Southern District of New York. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them anywhere in the world.

8.5 Force Majure. Notwithstanding any provisions in this Agreement to the contrary, neither party shall be liable to the other, nor shall any breach of this Agreement occur, by reason of any delay or loss reasonably incurred by Acts of God, fire, natural disaster, governmental order, material shortages, war, riot, work stoppage or strike.

                                   AGREEMENT

8.6 Independent Contractors. The parties hereto shall for all purposes be deemed to be independent contractors. Nothing in this Agreement shall be construed as making either Licensor or Licensee the agent of, or in joint venture with, the other party.

8.7 Assignment. Neither party may assign this Agreement without the express written consent of the other party, except that no consent shall be required in the event of a merger, consolidation or sale of all or substantially all of the assets of either party. A change in control of Licensee shall be deemed an assignment for purposes hereof. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors or assigns.

8.8 Notices. All notices shall be in writing and either mailed or sent by facsimile or nationally recognized overnight courier to the parties at the addresses noted below to the attention of the appropriate persons. Notices may also be sent by confirmed delivery of electronic mail when the electronic mail addresses are known. All Royalty reports and payments will be sent to Licensor at the address set forth below. Either party may change the address for notices by giving notice to the other party as provided herein.

      If sent to Licensor:                    If sent to Licensee:

      Software Publishing Corporation         Serif (Europe) Limited
      c/o Vizacom Inc.                        Unit 12
      90 John Street                          Wilford Industrial Estate
      New York, NY  10038                     Nottingham, NG11 7EP
      Attn: Accounting Department             Attn: Financial Director
      Fax: 212-619-0054                       Fax: 0115 914 2020

      With a copy to:                         With a copy to:

      Neil M. Kaufman, Esq.                   Austin Moore, Esq
      Kaufman & Moomjian, LLC                 Gateley Wareing
      50 Charles Lindbergh Blvd.              Cumberland House
      Mitchel Field, NY  11553                35 Park Row, Nottingham
      Fax: 516-222-5110                       NG1 6EE
                                              Fax: 0115 988 6135

8.9 The provisions of Articles IV, V, VII and clauses 6.4, 8.4 and this shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


SERIF (EUROPE) LIMITED                       SOFTWARE PUBLISHING CORPORATION


By: /s/ Gary Bates                               By:  /s/ Vincent DiSpigno
   --------------------------                    ---------------------------
   Name:  Gary Bates                               Name:  Vincent DiSpigno
   Title: Director                                        Title: President

                         Exhibit E: SETTLEMENT AGREEMENT

                                   AGREEMENT

      This Agreement (hereinafter, the Agreement") is effective as of October 1, 2002 by and between Serif Holdings Limited, an English corporation with its principal place of business at The Software Centre, Unit 12, Wilford Industrial Estate, Nottingham NG11 7EP, Serif (Europe) Limited, an English Company with its principal place of business at The Software Centre, Unit 12, Wilford Industrial Estate, Nottingham NG11 7EP, Serif Inc., a Delaware corporation with its principal place of business at 107 Northeastern Boulevard, Nashua, New Hampshire, 03062 (Serif Holdings Limited, Serif (Europe) Limited and Serif Inc. are hereinafter referred to collectively as "Serif"), Software Publishing Corporation ("SPC"), a Delaware corporation with its principal place of business at 3512 Veterans Memorial Highway, Bohemia, New York, 11716, and Vizacom, Inc. ("Vizacom"), a Delaware corporation with its principal place of business at 3512 Veterans Memorial Highway, Bohemia, New York, 11716.

      WHEREAS, Serif may have ownership rights in and to certain
HARVARD-formative trademarks for use in connection with certain presentation, charting and clipart collection software (hereinafter, the "Marks"), including, but not limited to, the HARVARD-formative trademarks identified in Schedule A, annexed hereto as Exhibit A;

      WHEREAS, Serif is desirous of assigning its ownership rights, if any, in and to the Marks to SPC;

      WHEREAS, SPC is desirous of acquiring Serif's ownership rights, if any, in and to the Marks;

                                   AGREEMENT

      WHEREAS, SPC and Serif (Europe) Limited are parties to a Software License Agreement, a true and correct copy of which is annexed hereto as Exhibit B (hereinafter, the "2001 Software License Agreement");

      WHEREAS, the parties desire to terminate the 2001 Software License Agreement in its entirety and the parties' rights and obligations thereunder;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A.    COVENANTS, REPRESENTATIONS AND WARRANTIES

      1. Serif covenants, represents and warrants that it does not own any right, title or interest in or to any of the Marks, or any mark comprising, in whole or in part, the HARVARD mark, or any confusingly similar mark, anywhere in the world other than the right to own and operate the harvardgraphics.com domain name including without limitation using the Marks in any subdomain of such domain name.

      2. Serif covenants, represents and warrants that it has not applied to register, will not apply to register, and does not own any trademark or service mark registrations for any of the Marks, or any mark comprising, in whole or in part, the HARVARD mark, or any confusingly similar mark, anywhere in the world.

      3. Serif covenants, represents and warrants that it has not granted any third party any rights in or to any of the Marks, whether by license, assignment or otherwise other than licenses granted by Serif in the ordinary course of its business only as follows:

      (a) licenses to end-users of software incorporating and/or displaying the Marks; and

                                   AGREEMENT

      (b) the right for companies and other organizations within Serif's distribution network to use the Marks only in connection with the promotion and/or distribution of software incorporating and/or displaying the Marks.

B.    ASSIGNMENT

      4. Serif hereby quit claims and irrevocably sells, grants, transfers, assigns, conveys and sets over to SPC, its successors and assigns, all of Serif's worldwide right, title and interest, if any, in and to:

      (a) the Marks;

      (b) any mark comprising, in whole or in part, the HARVARD mark, and any confusingly similar mark other than the harvardgraphics.com domain name;

      (c) the goodwill of the business symbolized by the Marks; and

      (d) the right to sue and recover for past and future infringement of the Marks.

      5. Serif agrees that if additional documents, instruments or information are required from time to time to confirm SPC's ownership of the Marks, or its successors or assigns, Serif will, at SPC's sole cost, undertake any reasonably requested actions to provide whatever is reasonably required in order to secure to SPC, its successors or assigns the benefits of all rights hereby transferred.

      6. Serif agrees not to challenge use of the Marks by SPC, its successors or assigns, or to oppose or object in any other manner to any application for registration of the Marks by SPC, its successors or assigns, or to oppose or object to any registration arising from any such application.

                                   AGREEMENT

C.    2001 SOFTWARE LICENSE AGREEMENT

      7. In consideration for SPC procuring the written consent of JP Morgan Chase Bank to Serif reducing by US$30,000 (thirty thousand US dollars) its payment due on December 31, 2002 to JP Morgan Chase Bank under the promissory note dated March 31, 2001 issued by Serif Inc in favor of Vizacom and assigned by Vizacom to JP Morgan Chase Bank on May 30, 2002, SPC and Serif agree that, subject to the terms of this Agreement, the 2001 Software License Agreement is hereby terminated in its entirety, together with the parties' rights and liabilities thereunder, effective as of the date of this Agreement. Other than as expressly set out in this Agreement, the parties hereby agree that SPC shall not incur any additional penalty, fine, fee or any other liability to Serif whatsoever for termination of the 2001 Software License Agreement.

      8. SPC agrees that it will not pursue or instigate any claims against Serif whether under contract, tort, common law or statute which SPC may have at the date of this Agreement or at any time in the future in respect of the 2001 Software License Agreement and/or its subject matter and/or the use of the Marks to promote Software referred to in the 2001 Software License Agreement and SPC confirms that it waives any and all such claims.

      9. Serif agrees that it will forward any outstanding royalties due to SPC under the 2001 Software License Agreement on or before November 15, 2002.

D.    MISCELLANEOUS

      10. This Agreement together with the agreements referred to in this Agreement constitute the entire Agreement between the parties in respect of the

                                   AGREEMENT
subject matter of this Agreement and no party has entered into this Agreement based upon any promise, representation, warranty or covenant not included herein.

      11. This Agreement constitutes a binding contract between the parties and shall not be amended, rescinded or otherwise modified.

      12. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors, assigns, subsidiaries, licensees, affiliated companies, and all those in active concert or participation with them.

      13. The parties hereto acknowledge that each has read this Agreement; that each fully understands its rights, privileges and duties hereunder; that each is relying solely on its own judgment and belief as to the adequacy of the consideration provided to the other; and that each enters into this Agreement freely and voluntarily. Each party further acknowledges that each has had the opportunity to consult with an attorney of its choice to explain the terms of this Agreement and the consequences of signing it.

      14. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

      15. Counterparts: This Agreement may be executed in counterparts, each of which when executed shall be an original and a facsimile copy of this Agreement signed by one party, transmitted to each party, and countersigned by each party shall constitute a binding Agreement. All counterparts therefore shall constitute one and the same document.

                                   AGREEMENT

      16. Each person executing this Agreement warrants that he or she is the duly authorized representative of the respective party designated below, and is fully empowered to execute this Agreement on its behalf.

      17. Vizacom hereby agrees to be bound to the terms of this Agreement and unconditionally guarantees all of SPC's obligations hereunder. Specifically, Vizacom expressly agrees to assume any and/or all of SPC's obligations under this Agreement in the event SPC cannot or does not perform its obligation(s).

      IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the dates indicated below:


Software Publishing Corporation           Serif Holdings Limited

By: /s/ Alan Schoenbart                   By: /s/ David Southgate

Name:  Alan Schoenbart                    Name:  David Southgate
      -----------------------------            ---------------------------------
Title: CFO                                Title: Financial Director
       ----------------------------             --------------------------------
Dated: October 2, 2002                    Dated: October 2, 2002
      -----------------------------             --------------------------------


Serif (Europe) Limited                    Serif Inc.

By:    /s/ David Southgate                By:    /s/ Pete Beedham
Name:  David Southgate                    Name:  Pete Beedham
      -----------------------------            ---------------------------------
Title: Financial Director                 Title: VP Operations
       ----------------------------             --------------------------------
Dated: October 2, 2002                    Dated: October 2, 2002
      -----------------------------             --------------------------------


Vizacom Inc

By:    /s/ Alan Schoenbart
      -----------------------------
Name:  Alan Schoenbart
       ----------------------------
Title: CFO
      -----------------------------
Dated: October 2, 2002
      -----------------------------

                                   AGREEMENT